UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

Q2 HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13785 Research Blvd, Suite 150

Austin, Texas 78750

(512) 275-0072

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase Agreement

On February 21, 2018, Q2 Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue $200 million in aggregate principal amount of 0.75% Convertible Senior Notes due February 15, 2023 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be issued to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $30 million aggregate principal amount of the Notes on the same terms and conditions. The Initial Purchasers exercised this option in full on February 22, 2018.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture

On February 26, 2018, the Company issued $230 million in aggregate principal amount of the Notes under an indenture, dated as of February 26, 2018, (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). We offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers offered and sold the notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and any common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes will bear interest at a rate of 0.75% per year, payable semiannually in arrears in cash on February 15th and August 15th of each year, beginning on August 15, 2018. The Notes are our general unsecured obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with all of our existing and future liabilities that are not so subordinated, will be effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

Holders may convert their Notes at their option on any day prior to the close of business on the business day immediately preceding November 15, 2022 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2018 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) at any time during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the Notes on each such trading day; or (3) upon the occurrence of specified corporate events. The Notes will be convertible, regardless of the foregoing circumstances, at any time from, and including, November 15, 2022 until the close of business on the second scheduled trading day immediately preceding the applicable maturity date.

Upon conversion we will pay cash or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value calculated on a proportionate basis for each trading day in a 40 trading day observation period. The initial conversion rate for the Notes will be 17.4292 shares of common stock per $1,000 in principal amount of Notes, equivalent to a conversion price of approximately $57.38 per share of common stock. The conversion rate will be subject to adjustment in certain circumstances.

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “Fundamental Change” (as defined in the Indenture) at a price equal to 100% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “Fundamental Change Repurchase Date” (as defined in the Indenture). In addition, upon a “Make-Whole Fundamental Change” (as defined in the Indenture) prior to the maturity date of the Notes, we will, in some cases, increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-Whole Fundamental Change. The Company may not redeem the Notes prior to maturity.

The Indenture contains certain events of default after which the Notes may be due and payable immediately. Such events of default include, without limitation, the following: failure to pay interest on any Note when due and payable and such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon required repurchase, upon acceleration or otherwise; failure to comply with our obligation to convert the Notes, in accordance with the Indenture, upon exercise of a holder’s conversion right and such failure continues for 3 business days; failure to comply with our obligations under the Indenture with respect to our consolidation with or merger with or into or sale, transfer or lease of all or substantially all of our properties and assets to another person; failure by us to provide timely notice of a Fundamental Change, Make-Whole Fundamental Change or certain specified corporate transactions; our failure in performance with any other agreements under the Indenture (other than those described above in this paragraph) and such failure or breach continues for 60 days after written notice has been given to us by the holders of at least 25% in principal amount of the notes then outstanding; default by us or one of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $20.0 million; certain events of bankruptcy, insolvency or reorganization of us or one of our Subsidiaries; or a final judgment or judgments for the payment of $20.0 million or more rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after the date on which the right to appeal has expired if no such appeal has commenced or the date on which all rights to appeal have been extinguished.

Bond Hedge and Warrant Transactions

In connection with the offering of the Notes, on February 21, 2018 and February 22, 2018, the Company entered into bond hedge and warrant transactions with each of Morgan Stanley & Co. International plc, JPMorgan Chase Bank, National Association, Royal Bank of Canada and Bank of Montreal (collectively, the “Option Counterparties”). Funding of the bond hedge and warrant transactions occurred on February 26, 2018. The bond hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The bond hedge transactions are intended to reduce potential dilution to the Company’s common stock and/or offset any cash payments the Company will be required to make in excess of the principal amount upon any conversion of Notes. However, the warrant transactions will separately have a dilutive effect to the extent that the market value per share of the Company’s common stock, as measured under the terms of the warrant transactions, exceeds the applicable strike price of the warrants at the expiration of the warrant transactions.

The initial strike price of the warrants is approximately $78.75 per share, which is 75% above the closing sale price of the Company’s common stock on February 21, 2018. The Company paid an aggregate of approximately $19.3 million to the Option Counterparties for the bond hedge transactions, after taking into account the proceeds to the Company from the warrant transactions.

The Company will not be required to make any cash payments to the Option Counterparties upon the exercise of the options that are evidenced by the bond hedge transactions. In connection with the conversion of any Notes, the Company will be entitled to receive from the Option Counterparties an aggregate amount of cash and/or number of shares of the Company’s common stock, based on our settlement method election for the Notes, for all Notes converted on a conversion date generally corresponding to the amount by which the conversion settlement amount exceeds the $1,000 principal amount for each Note that the Company is obligated to deliver to holders of the Notes under the Indenture. Additionally, if the market price per share of the Company’s common stock, as measured under the terms of the warrant transactions, exceeds the strike price of the warrants evidenced by the warrant transactions on any expiration date of such warrants, the Company will owe the Option Counterparties a number of shares of the Company’s common stock based on the excess of such market price per share of the Company’s common stock over the strike price of such warrants.

Item 2.03 Creation	of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02 Unregistered	Sales of Equity Securities

As described in Item 1.01 of this Report, which is incorporated herein by reference, on February 26, 2018, the Company sold $230 million aggregate principal amount of Notes (including $30 million of Notes issued pursuant to the Initial Purchasers’ option) to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers offered and sold the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and common stock issuable upon conversion of the Notes, if any, at our election, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are convertible into cash, shares of the Company’s common stock, or a combination thereof, as described in this Report.

As described in Item 1.01 of this Report, on February 21, 2018 and February 22, 2018 the Company entered into the warrant transactions with each of the Option Counterparties. Pursuant to the warrant transactions, up to 8,017,312 shares of common stock (subject to adjustment from time to time as provided in the warrant confirmations) may be issuable upon the exercise or termination of the warrants. The Company entered into the warrant transactions in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. Neither the warrant transactions nor the underlying shares of common stock issuable upon the exercise or termination of the warrants have been registered under the Securities Act and neither of them may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The net proceeds from the Notes offering were approximately $223 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company paid an aggregate of approximately $19.3 million to the Option Counterparties for the bond hedge transactions, after taking into account the proceeds to the Company from the warrant transactions.

The description of the Indenture contained herein is qualified in its entirety by reference to the Indenture and the form of Global Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the bond hedge transactions and warrant transactions contained herein is qualified in its entirety by reference to the form of Bond Hedge Confirmation, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the form of Warrant Confirmation, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated February 26, 2018 between Q2 Holdings, Inc. and Wilmington Trust, National Association, as trustee

4.2	Form of Global Note, dated February 26, 2018 between Q2 Holdings, Inc. and Wilmington Trust, National Association, as trustee

10.1	Purchase Agreement, dated February 21, 2018 by and among Q2 Holdings, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several initial purchasers named therein

10.2	Form of Bond Hedge Confirmation

10.3	Form of Warrant Confirmation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: February 26, 2018	By:	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer